Exhibit 99.1

Traws Pharma - Rigosertib June 2025

Forward-looking statements

This presentation contains, and certain oral statements made by management from time to time may contain, "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include actions, events, results, strategies and expectations and are often identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may," "will," "could," "might," or "continues" or similar expressions. Forward-looking statements within this presentation include, but are not limited to, express or implied statements regarding the nature, strategy, opportunities and focus of Traws Pharma, Inc. ("Traws"); the development, commercial potential and potential benefits of any product candidates; potential partnership opportunities; anticipated clinical drug development activities, related timelines and expected milestones; anticipated interactions with the FDA and other domestic and foreign regulatory bodies; and other statements that are not historical fact. All statements other than statements of historical fact contained in this communication are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. There can be no assurance that future developments affecting the company will be those that have been anticipated.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Traws' control. Traws' actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the uncertainties associated with Traws' product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement and completion of clinical trials, studies and evaluations; (ii) risks related to Traws' ability to identify and solidify partnerships for the advancement of certain of its product candidates; (iii) risks related to Traws' ability to obtain sufficient additional capital to continue to advance its product candidates and operate its business; (iv) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (v) risks related to the failure to realize any value from product candidates currently being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (vi) uncertainties in retaining key personnel, including the executive team and directors; and (vii) risks that may stem from changes in the regulatory and/or political landscape, and (viii) risks associated with the possible failure to realize certain anticipated benefits of Traws' 2024 merger with Trawsfynydd Therapeutics, Inc., including with respect to future financial and operating results and the other risks and uncertainties included in Traws' Annual Report on Form 10-K for the year ended December 31, 2024 and Traws' subsequent filings with the U.S. Securities and Exchange Commission (the "SEC"). Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Traws expressly disclaims any obligation or undertaking, unless required by applicable law, to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in Traws.

This presentation is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Traws, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

TRAWS PHARMA

Study Status Phase 3 Phase 2 Phase 1 Indication Program ISS with Thomas Jefferson University, USA and EB Haus, Austria. Study completed. RDEB - SCC Oral/IV Rigosertib Rigosertib ISS with Icahn School of Medicine, Mount Sinai. Closed for recruitment, awaiting study report. CPI Resistant KRAS - mutated NSCLC Oral Rigosertib + Nivolumab ISS with Vanderbilt University School of Medicine. Currently on hold, pending funding. CPI Resistant Melanoma Oral Rigosertib + Pembrolizumab Rigosertib Trial Overview RDEB: Recessive dystrophic epidermolysis bullosa; SCC: Squamous cell carcinoma; CPI: Checkpoint inhibitor; NSCLC: Non - small cell lung cancer; ISS: Investigator Sponsored Study 3

Introduction/ Executive Summary of Rigosertib • What is Rigosertib? • How does it work – MOA? • EB and RDEB - SCC epidemiology • Rationale of Rigosertib in RDEB - SCC • RDEB - SCC clinical data so far • Clinical development plan for Rigosertib in RDEB - SCC • Clinical trial synopsis summary • Regulatory Status, IP and Legal • CMC • Summary of Business Opportunity of Rigosertib 4

What is Rigosertib? • Rigosertib sodium (ON 01910.Na; rigosertib) is the sodium salt of ( E ) - 2,4,6 - trimethoxystyryl - 3 - carboxymethylamino - 4 - methoxybenzyl sulfone, styrylbenzyl sulfones • Available as intravenous (IV) and oral formulations • Initially investigated in myelodysplastic syndrome (MDS), pancreatic cancer and other malignancies • Clinical safety database: >1300 patients in cancer (MDS/solid tumors) • Rigosertib has completed an Investigator Sponsored Study Rigosertib IB July 2024 5 C 21 H 24 NO 8 SNa Molecular Formula: 473.47 Molecular Weight:

Rigosertib Interferes with Multiple Signaling Pathways 6 RAS/RAF Pathway Inhibitor 1 2 3 5 6 RGS Figure adapted from Monfort - Vengut, Pharmaceutics, 2023 1: Reddy, J. Med. Chemistry, 2011 2: Athuluri - Divakar, Cell, 2016 3: Ritt, Mol. Cell, 2016 4: Atanasova, Clin. Cancer Res., 2019 5: Anderson, Mol. Cancer Ther., 2013 6: Jost, Mol. Cell, 2017 PLK1 Inhibitor RGS 4

Epidermolysis Bullosa • Prototypic genetic disorder of skin fragility with blisters • Mucocutaneous blistering of variable severity upon mechanical trauma • Rare: 500,000 cases worldwide (Europe 30,000, US 25 - 50,000) • 16 genes affecting structural and functional integrity of epidermis/BMZ in epithelialized or mesenchymal tissues • Mutations resulting in diminished or loss of function proteins, compromised tissue stability and resilience, repair capacity, barrier function Has et al., Br. J. Derm, 2020 7

What do we know about RDEB - SCC? RDEB - SCC is the leading cause of mortality for these patients 8

The risk of SCC is particularly High in JEB and RDEB ECM, extra - cellular matrix; JEB, junctional epidermolysis bullosa; RDEB, recessive dystrophic epidermolysis bullosa; SCC, squamo us cell carcinoma TGF, transforming grown factor Bardhan A, et al. Nat Rev Dis Primers 2020;6:78 • Risks of SCC increase with the severity and chronicity of wound healing • SCC in EB is more aggressive than SCC in those without EB • e.g., severe RDEB patients have high risk of early death due to metastasis from SCC >87% by the age of 45 years • Source of aggressive SCC in EB is thought to be due to different patterns of gene expression in skin fibroblasts of EB skin 9 Continuum from EB skin, through inflammation to SCC

Overall Survival of RDEB-associated SCC

RDEB-SCC is a major cause of death for RDEB patients


Overall Survival Following First Diagnosis of SCC
Survival probability
1
0,9
0,8
0,7
0,6
0,5
0,4
0,3
0,2
0,1
0
~2.5 yrs
0 0,5 1 1,5 2 2,5 3 3,5 4 4,5 5 5,5 6 6,5 7 7,5 8 8,5 9 9,5 10 10,5 11 11,5 12 12,5 13
Survival time (years)

Overview

- 500,000 cases of EB worldwide (Europe 30,000, US 25-50,000)
  - RDEB patients have a high risk of RDEB-SCC evolution.
- There is a cumulative risk of death in RDEB from SCC of 38.7% by age 35, 70% by age 45 and 78.7% by age 55
- Can occur as young as 6 years of age
- Median survival for RDEB patients following presentation of first SCC calculated to be **~2.5 years**

Fine et al J Am Acad Dermatol 2009; Fine et al. JAMA Dermatol. 2016; Robertson et al. Acta Derm Venereol 2021; Atanasova et al. Clin Cancer Res. 2019; Mellerio et al. British Journal of Dermatology 2016

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TRAWS PHARMA

Robertson et al, 2021 ; Mellerio et al, 2016 . RDEB - SCC: High Unmet Need • Predilection for boney prominences and areas of continued involvement • Poor 5 year survival • Often histologically well differentiated and benign in appearance upon initial presentation and recurrence • Currently there is no cure for RDEB - SCC • Can respond to initial therapies well followed by progression and high recurrence rate • Standard of care for resectable disease for RDEB - SCC is limited to surgery with wide local excision and ultimately amputation • For more advanced disease current treatments for SCC are utilized as palliative therapy for RDEB - SCC 11

Rigosertib and RDEB - SCC rationale and status 12

Polo - like kinase - 1 identified as a therapeutic target in RDEB c SCC Oncogene. 2011 30(46):4666 - 77. PMID: 21602893 PMCID: PMC3219832 13 Cell Death Control siRNA PLK1 siRNA

Rigosertib identified as lead PLK1 inhibitor in RDEB cSCC Induced G2M arrest and apoptosis exclusively in RDEB - SCC keratinocytes 14

Rigosertib's Promising Single-agent Activity in RDEB-SCC

Complete cutaneous remission of all cancerous skin lesions in 2 of 4 evaluable participants and other 2 patients showed evidence of tumor shrinkage

Patient ID	Age/Sex	Tumor Location	Rigosertib Treatment	Prior Anticancer Treatments	Best response to rigosertib
#1	23y/F	PRIMARY CUTANEOUS ONLY	IV	29 prior excisions Cemiplimab progressed after two cycles	Complete histological and cutaneous response after 12 weeks on study. 16-month response duration.
#2	32y/F	PRIMARY CUTANEOUS AND NODAL METASTASES	Oral	Multiple surgical excisions Cetuximab Pembrolizumab	Complete cutaneous response up to 15 months. Patient remained in remission.
#3	21y/F	PRIMARY CUTANEOUS, NODAL METASTASES AND LUNG METASTATIC LESIONS	IV	Multiple surgical excisions, including amputation of lower extremity, radiation, cemiplimab	Significant reduction in tumor size. Rigosertib induced tumor necrosis enabling surgical amputation. Treatment was continued up to cycle 5 until disease progression and death.
#4	21y/F	PRIMARY CUTANEOUS AND NODAL METASTASES	Oral	Surgical excision Cemiplimab	Stable disease with tumor shrinkage 14% decrease in size at cycle 3. PET-CT response to treatment, with decreased activity at the right knee lesion. Non-target lesions decreased size. Withdrawn from the study after cycle 6 for logistic reasons. Died one month after study withdrawal due to systemic infection.

IV regimen: 1800 mg/24-hours continuous IV infusion for 72-hours on Days 1-3 of each 14-day cycle for seven cycles, then on Days 1-3 of 28-day cycles until 1-year of treatment.

Oral regimen: 560 mg twice daily orally on Days 1-21 of 28-day cycles. Ref: Traws Data on File 2024

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TRAWS PHARMA

Rigosertib for RDEB SCC: complete cutaneous response in the first patient treated April 2021 Response duration for 16 months WCRSD 2024 Plenary presentation by Prof Andy South, and Poster presentation Laimer et al, WCRSD 2024 Prof Martin Laimer Prof Johann Bauer Salzburg, Austria 16

Baseline 4 months 6 months Dr Neda Nikbakht Lauren Banner Thomas Jefferson, PA, USA Second patient treated September 2022 WCRSD 2024 Plenary presentation by Prof Andy South, and Poster presentation Laimer et al, WCRSD 2024 17

Tumor Necrosis Induced by Effective Treatment with Rigosertib Source: Austrian Rigosertib Trial, NCT03786237, as presented at ISID International Epidermolysis Bullosa Symposium/Osaka, JAP AN 2023 18 Patient AT - 01_02 TU initial (3/23) Patient AT - 01_02 TU follow up (4/23): 3 cycles Patient AT - 01_02 post - amputation 09 - MAY - 2023 Very large Cutaneous Squamous Cell Carcinoma (cSCC) of right thigh Massive tumor necrosis induced by effective treatment with rigosertib Surgical flap closure of amputated right thigh, enabled by tumor necrosis of cSCC resulting from treatment with rigosertib Treated by Martin Laimer and Johann Bauer

Dr Neda Nikbakht Henry Yang Thomas Jefferson, PA, USA Fourth patient treated May 2023 WCRSD 2024 Plenary presentation by Prof Andy South, and Poster presentation Laimer et al, WCRSD 2024 19

RDEB SCC Study Highlighted in BJD publication • 20 Laimer et al. BJD - 2024 - 2810.R1: 2025

RDEB SCC Study Highlighted in in BJD publication • 21 Laimer et al. BJD - 2024 - 2810.R1: 2025

Proposed Study of Rigosertib in RDEB-SCC

A small clinical trial may be adequate for approval

Trial Design: 2 arm multi country, multi center Phase II study

Population: RDEB-SCC patients aged 12 years and above who are not candidates for surgical resection and who have failed immune checkpoint inhibitor-based therapy for SCC

Treatment Arms:

Treatment Arm A (Locally advanced and unresectable disease only): Rigosertib Monotherapy 560 mg BD (orally – potentially drinkable formulation) daily for 21 of 28 days

Treatment Arm B (Metastatic disease) : Rigosertib Monotherapy 560 mg BD (orally - potentially drinkable formulation) daily for 21 of 28 days and then once every 4 weeks thereafter plus cemiplimab 350mg IV every 3 weeks

Primary Endpoint: Objective Response rate (RECIST 1.1)

Key Secondary Endpoints: Duration of response, PFS, OS disease control rate, QOL

Key Exploratory Endpoints: Biomarkers of PI3K/Akt and PLK1 pathways performed on all archival tissue from all patients; and Exome sequencing of patient tumors before, during, and after study treatment

Other considerations:

- Sample size proposal 12-20 patients (as reviewed and to be discussed with US and EU EB KOLs) subject to outcome of regulatory meeting with FDA/EMA

Development Protocol Data on File – Traws 2024

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TRAWS PHARMA

CMC: Drug Substance and Drug Product Drug Substance: • Rigosertib DS synthesis is a 4 - step process successful at 50kg scale • Cambrex KS in Sweden and Shilpa in India have capability Drug Product: Soft G elatin Capsules (SGC), 280 mg strength, are manufactured in Ploermel France by NextPharma • Expiry Oct 2025 IV Injection vials (75 mg/mL) Manufactured by Zydus Life Science Ltd, India. • Expiry September 2025 23

• Traws is seeking partnership opportunities • RDEB - SCC is a de bilitating disease • RDEB - SCC is the leading cause of mortality for RDEB patients • No current approved treatments globally for RDEB - SCC • Utilizing an Investigator Sponsored Study (ISS) development strategy • 2 enrolling ISSs in RDEB - SCC with initial promising efficacy and safety • Clinical safety database: >1300 patients in cancer (MDS/solid tumors) • Rigosertib: formulation 2037 and methods of treatment 2042 • Dates are projected and may be eligible for extension Rigosertib Business Development Opportunity RDEB: Recessive dystrophic epidermolysis bullosa; SCC: Squamous cell carcinoma; CPI: Checkpoint inhibitor 24 High Unmet Need Rigosertib’s lead indication is the ultra rare RDEB - SCC Strong Intellectual Property Position Business Opportunity